EXHIBIT


                                                                    EX-99.j.1.vi



                         Consent of Independent Auditors

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated April 25, 2003, in the Registration Statement (Form N-1A) of Buffalo Funds (comprised of Buffalo Mid Cap Fund and Buffalo Science & Technology Fund) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 3 under the Securities Act of 1933 (Registration No. 333-56018) and Amendment No. 4 under the Investment Company Act of 1940 (Registration No. 811-10303).


                                                    /s/Ernst & Young, LLP

Kansas City, Missouri
July 25, 2003